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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

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                  The undersigned hereby agree to jointly file a statement on
Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

                  Date: February 19, 2002

                                          David G. Price


                                          By: /s/ David G. Price
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                                          Name: David G. Price


                                          David G. Price Trust


                                          By: /s/ David G. Price
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                                          Name: David G. Price
                                          Its:  Trustee